UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2019

TRISTATE CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-35913	20-4929029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Oxford Centre 301 Grant Street, Suite 2700 Pittsburgh, Pennsylvania	15219 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (412) 304-0304

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	TSC	Nasdaq Global Select Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock	TSCAP	Nasdaq Global Select Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock	TSCBP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

On May 29, 2019, TriState Capital Holdings, Inc. (the “Company”) issued an aggregate of 2,800,000 depositary shares (the “Depositary Shares”), each representing a 1/40th ownership interest in a share of the Company’s 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, no par value (the “Series B Preferred Stock”), with a liquidation preference of $1,000 per share of Series B Preferred Stock (equivalent to $25 per Depositary Share), which represents $70,000,000 in aggregate liquidation preference. The Depositary Shares were issued pursuant to an Underwriting Agreement, dated March 21, 2019, between the Company and the representatives of the several underwriters named in Exhibit A thereto (the “Underwriters”). The Company also granted the Underwriters an option to purchase up to 420,000 additional Depositary Shares. The Depositary Shares are represented by depositary receipts (the “Depositary Receipts”). Under the terms of the Series B Preferred Stock, the ability of the Company to declare or pay any dividends on, make distributions with respect to, or to redeem, purchase or acquire, or make a liquidation payment on its common stock or any preferred stock ranking equally with or junior to the Series B Preferred Stock, including the Company’s 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, no par value (the “Series A Preferred Stock”), will be subject to restrictions in the event that the Company does not declare dividends on the Series B Preferred Stock for the most recently completed dividend period. The terms of the Series B Preferred Stock are more fully described in the Articles of Amendment relating thereto, filed on May 28, 2019 with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania (the “Articles of Amendment”), which establish the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions relating to the Series B Preferred Stock. A copy of the Articles of Amendment is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The terms of the Depositary Shares are set forth in the Deposit Agreement, dated May 29, 2019 (the “Deposit Agreement”), among the Company, Computershare Inc. and Computershare Trust Company, N.A., and the holders from time to time of the Depositary Receipts and the form of Depositary Receipt. Copies of the Deposit Agreement and the form of Depositary Receipt are included as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 28, 2019, the Company filed the Articles of Amendment with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania, establishing the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions of the Series B Preferred Stock. The Articles of Amendment became effective with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania upon filing.

On May 28, 2019, the Company filed a Statement of Correction (the “Correction Statement”) to the Company’s Articles of Amendment with respect to the Company’s Series A Preferred Stock, which were originally filed on March 16, 2018 with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania. The Correction Statement corrects the definition of Three-month LIBOR for the Series A Preferred Stock to provide that if the Three-month LIBOR is less than zero, then the Three-month LIBOR will be deemed to be zero. The Correction Statement became effective upon filing with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania.

A copy of the Articles of Amendment is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the Correction Statement, as filed, is attached hereto as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment of 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, filed May 28, 2019, which are incorporated by reference to Exhibit 3.3 to TriState Capital Holdings, Inc.’s Registration Statement on Form 8-A filed on May 28, 2019.

3.2	Statement of Correction to the Articles of Amendment of 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock.

4.1	Deposit Agreement, dated May 29, 2019, by and among TriState Capital Holdings, Inc., Computershare Inc. and Computershare Trust Company, N.A., and the holders from time to time of the depositary receipts described therein.

4.2	Form of Depositary Receipt representing the Depositary Shares (included as part of Exhibit 4.1).

5.1	Opinion of Karla Villatoro de Friedman, General Counsel.

5.2	Opinion of Covington & Burling LLP.

23.1	Consent of Karla Villatoro de Friedman, General Counsel (included as part of Exhibit 5.1).

23.2	Consent of Covington & Burling LLP (included as part of Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRISTATE CAPITAL HOLDINGS, INC.

Dated: May 29, 2019	By:	/s/ James F. Getz
	Name:	James F. Getz
	Title:	Chairman, President and Chief Executive Officer